UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2018

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	3

SIGNATURES		4

EXHIBIT 10.1

EXHIBIT 99.1

Item 5.02,	“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

On January 29, 2018, Moody’s Corporation (the “Company”) announced that Linda S. Huber will be leaving from her position as Executive Vice President and Chief Financial Officer of the Company.    She will remain at the Company for a transitional period. The Company has commenced a search process to identify a successor for Ms. Huber’s role.

Ms. Huber will receive benefits under the Company’s defined benefit pension plans and equity plans as described in Moody’s 2017 Proxy Statement on account of Ms. Huber being retirement-eligible under those plans, including continued exercisability of options and pro-rata vesting of the shares issuable under her 2016 and 2017 performance share grants following completion of the applicable performance periods and certification of the performance results.

In addition, she will receive 52 weeks of salary and benefits continuation under the Moody’s Career Transition Plan as described in Moody’s 2017 Proxy Statement.

A copy of the Separation Agreement and Release between the Company and Ms. Huber is attached as Exhibit 10.1 to this Current Report and the foregoing description is qualified by reference to such exhibit.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

10.1	Separation Agreement and Release between the Company and Linda S. Huber, dated January 26, 2018.

99.1	Press Release dated January 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General
Counsel

Date: January 29, 2018